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                                                                   Exhibit 16




                                BDO SEIDMAN, LLP
                          ACCOUNTANTS AND CONSULTANTS
                         201 S. ORANGE AVE., SUITE 950
                             ORLANDO, FL 32801-3421



August 21, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We were previously independent public accountants for Holiday RV Superstores, Inc. On August 21, 1997 our appointment as auditors for the Company was terminated. We have read and agree with the contents in Item 4a of Form 8-K of Holiday RV Superstores, Inc. dated August 21, 1997.

Very truly yours,

/S/ BDO Seidman, LLP

BDO Seidman, LLP